                                                                     EXHIBIT 2.1




_______________________________________________________________________________

                                                             DRAFT DATED 9/24/96


                      AGREEMENT AND PLAN OF REORGANIZATION

                  dated as of the 30th day of September, 1996

                                  by and among

                          MEDICAL MANAGER CORPORATION

                    PPI ACQUISITION I CORP. (a subsidiary of
                          MEDICAL MANAGER CORPORATION)

                         PERSONALIZED PROGRAMMING, INC.

                                      and

                          the STOCKHOLDER named herein

_______________________________________________________________________________

                               Table of Contents

                                                                                                                     Page
                                                                                                                     ----

1.       THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
              1.1    Delivery and Filing of Articles of Merger.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
              1.2    Effective Time of the Merger.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
              1.3    Certificate of Incorporation, By-laws and Board of
                     Directors of Surviving Corporation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              1.4    Certain Information With Respect to the Capital
                     Stock of the COMPANY, PC and NEWCO.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              1.5    Effect of Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

2.       CONVERSION OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              2.1    Manner of Conversion.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

3.       DELIVERY OF MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

4.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE
         STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              5.1    Due Organization.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              5.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              5.3    Capital Stock of the COMPANY.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              5.4    Transactions in Capital Stock, Reorganization
              Accounting.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              5.5    No Bonus Shares.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              5.6    Subsidiaries.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              5.7    Predecessor Status; etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              5.8    Spin-off by the COMPANY.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              5.9    Financial Statements.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              5.10   Liabilities and Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              5.11   Accounts and Notes Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              5.12   Intellectual Property; Permits and Intangibles.  . . . . . . . . . . . . . . . . . . . . . . . .  15
              5.13   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              5.14   Personal Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              5.15   Significant Customers; Material Contracts and
              Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              5.16   Real Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


              5.17   Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              5.18   Compensation; Employment Agreements; Organized
              Labor Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              5.19   Employee Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              5.20   Compliance with ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              5.21   Conformity with Law; Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              5.22   Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              5.23   No Violations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.24   Government Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              5.25   Absence of Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              5.26   Deposit Accounts; Powers of Attorney.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              5.27   Relations with Governments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              5.28   Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              5.29   Authority; Ownership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              5.30   Preemptive Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              5.31   No Intention to Dispose of COMPANY Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

6.       REPRESENTATIONS AND WARRANTIES OF PC and NEWCO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              6.1    Due Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              6.2    Authorization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              6.3    Capital Stock of the COMPANY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              6.4    Transactions in Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              6.5    Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              6.6    Liabilities and Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              6.7    Conformity with Law; Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              6.8    No Violations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
              6.9    Validity of Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              6.10   PC Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              6.11   No Side Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              6.12   Business; Real Property; Material Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . .  36
              6.13   Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

7.       COVENANTS PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              7.1    Access and Cooperation; Due Diligence.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              7.2    Conduct of Business Pending Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              7.3    Prohibited Activities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
              7.4    No Shop.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              7.5    Notice to Bargaining Agents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              7.6    Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              7.7    Notification of Certain Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              7.8    Amendment of Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
              7.9    Cooperation in Preparation of Registration
              Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

              7.10   Final Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              7.11   Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
              7.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANY . . . . . . . . . . . . . . . . . . .  49
              8.1    Representations and Warranties; Performance of
                     Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              8.2    Satisfaction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              8.3    No Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              8.4    Opinion of Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              8.5    Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              8.6    Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
              8.7    Good Standing Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.8    No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.9    PC Stock to be Sold in the IPO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.10   Closing of IPO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.11   Secretary's Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.12   Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
              8.13   Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PC AND NEWCO . . . . . . . . . . . . . . . . . . . . . . . . . .  52
              9.1    Representations and Warranties; Performance of
                     Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
              9.2    No Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.3    Secretary's Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.4    No Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.5    STOCKHOLDER's Release.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.6    Satisfaction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.7    Termination of Related Party Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
              9.8    Opinion of Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.9    Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.10   Good Standing Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.11   Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.12   Employment Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.13   Closing of the IPO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              9.14   FIRPTA Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

10.      COVENANTS OF PC AFTER CLOSING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              10.1   Release From Guarantees; Repayment of Certain
                     Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





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

              10.2   Preservation of Tax and Accounting Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . .  55
              10.3   Preparation and Filing of Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              10.4   Real Property Gains and Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
              10.5   Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
              10.6   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
              10.8   Indemnification of Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

11.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
              11.1   General Indemnification by the STOCKHOLDER.  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
              11.2   Indemnification by PC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
              11.3   Third Person Claims.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
              11.4   Exclusive Remedy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
              11.5   Limitations on Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

12.      TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
              12.1   Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
              12.2   Liabilities in Event of Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

13.      NONCOMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
              13.1   Prohibited Activities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
              13.2   Damages.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
              13.3   Reasonable Restraint.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
              13.4   Severability; Reformation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
              13.5   Independent Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
              13.6   Materiality.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
              14.1   STOCKHOLDER.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
              14.2   PC AND NEWCO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
              14.3   Damages.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
              14.4   Survival.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

15.      TRANSFER RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
              15.1   Transfer Restrictions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

16.      FEDERAL SECURITIES ACT REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
              16.1   Compliance with Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
              16.2   Economic Risk; Sophistication.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

17.      REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72





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
              17.1   Piggyback Registration Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
              17.2(A) Demand Registration Rights of the STOCKHOLDER. . .  . . . .  . . . .  . . . . . . . . . . . . .  73
              17.2(B) Demand Registration Rights of the STOCKHOLDER and the Stockholders of the Other Founding
                     Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
              17.3   Registration Procedures.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              17.4   Underwriting Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              17.5   Availability of Rule 144.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

18.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              18.1   Cooperation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
              18.2   Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              18.3   Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              18.4   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              18.5   Brokers and Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              18.6   Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
              18.7   Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
              18.8   Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
              18.9   Survival of Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . .  79

              18.10  Exercise of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              18.11  Time.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              18.12  Reformation and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              18.13  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              18.14  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
              18.15  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                    Annexes


Annex I              -            Form of Articles of Merger
Annex II             -            Form of Certificate of Incorporation and By-
                                  laws of PC and NEWCO
Annex III            -            Consideration to be paid to the STOCKHOLDER
Annex IV             -            STOCKHOLDER and Stock Ownership of the
                                  COMPANY
Annex V              -            STOCKHOLDER and Stock Ownership of PC
Annex VI             -            Form of Opinion of Morgan, Lewis & Bockius
                                  LLP
Annex VII            -            Form of Opinion of Counsel to the COMPANY and
                                  the STOCKHOLDER
Annex VIII           -            Form of Employment Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


              THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 30th day of September, 1996, by and among MEDICAL MANAGER CORPORATION, a Delaware corporation ("PC"), PPI ACQUISITION I CORP., a Delaware corporation ("NEWCO"), PERSONALIZED PROGRAMMING, INC., a Florida corporation (the "COMPANY"), and MICHAEL A. SINGER (the "STOCKHOLDER"). The STOCKHOLDER is the sole stockholder of the COMPANY.

              WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on July 16, 1996, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of PC, a corporation organized and existing under the laws of the State of Delaware;

              WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and Florida;

              WHEREAS, PC is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Reorganization," with each of Systems Plus, Inc., a California corporation, and Systems Plus Distribution, Inc., a California corporation, and RTI Business Systems, Inc., a New York corporation, and Systems Management, Inc., an Indiana corporation, and National Medical Systems, Inc., a Florida corporation, and their respective stockholders in order to acquire additional medical software development and distribution companies (the COMPANY, together with each of the entities with which PC has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

              WHEREAS, this Agreement, the Other Agreements and the IPO of PC Stock (as each is hereinafter defined) constitute the "PC Plan of Organization";

              WHEREAS, the Boards of Directors of PC and each of the Founding Companies have approved and adopted the PC Plan of Organization as an integrated plan to transfer the capital stock of the Founding Companies to PC and the cash raised in the IPO of PC Stock to PC as a transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

              WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of the COMPANY has approved this Agreement as part of the PC Plan of Organization in order to transfer the capital stock of the COMPANY to PC;

              WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "Acquired Party" has the meaning set forth in Section 5.22(i).

         "Acquisition Companies" shall mean NEWCO and each of the other Delaware companies wholly-owned by PC prior to the Funding and Consummation Date.

         "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger, substantially in the form of Annex I attached hereto, or with such other changes therein as may be required by applicable state laws.

         "Balance Sheet Date" shall mean June 30, 1996.

         "Closing" has the meaning set forth in Section 4.

         "Closing Date" has the meaning set forth in Section 4.

         "Code" has the meaning set forth in the fifth recital of this Agreement.

         "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         "COMPANY Stock" has the meaning set forth in Section 2.1.

         "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

         "Effective Time of the Merger" shall mean the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Funding and Consummation Date.

         "Environmental Laws" has the meaning set forth in Section 5.13.

         "Expiration Date" has the meaning set forth in Section 5(A).

         "Funding and Consummation Date" has the meaning set forth in Section
4.

         "Intellectual Property" shall mean all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.

         "IPO" means the initial public offering of PC Stock pursuant to the Registration Statement.

         "IPO Price" means the price at which the PC Stock is sold to the public in the IPO.

         "Material Adverse Effect" has the meaning set forth in Section 5.1.

         "Material Documents" has the meaning set forth in Section 5.23.

         "Merger" means the merger of NEWCO with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and other applicable state laws.

         "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

         "NEWCO STOCK" means the common stock, par value $.01 per share, of NEWCO.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Other Founding Companies" means all of the Founding Companies other than the COMPANY.

         "PC" has the meaning set forth in the first paragraph of this Agreement.

         "PC Charter Documents" has the meaning set forth in Section 6.1.

         "PC Stock" means the common stock, par value $.01 per share, of PC.

         "Plans" has the meaning set forth in Section 5.19.

         "Pricing" means the date of determination by PC and the Underwriters of the public offering price of the shares of PC Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on or immediately prior to the Closing Date.

         "Qualified Plans" has the meaning set forth in Section 5.20.

         "Registration Statement" means that certain registration statement of PC on Form S-1 covering the IPO.

         "Relevant Group" has the meaning set forth in Section 5.22(i).

         "Returns" has the meaning set forth at the end of Section 5.22.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "STOCKHOLDER" has the meaning set forth in the first paragraph of this Agreement.

         "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.

         "Tax" has the meaning set forth at the end of Section 5.22.

         "Taxing Authority" has the meaning set forth at the end of Section
5.22.

         "Transfer Taxes" has the meaning set forth in Section 18.6.

         "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause Articles of Merger to be signed, verified and delivered to the Secretary of State of the State of Delaware and, as required, a similar filing to be made with the relevant authorities in the jurisdiction in which the COMPANY is organized, on or before the Funding and Consummation Date.

         1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease, and the COMPANY shall be the surviving party in the Merger. The COMPANY is sometimes hereinafter referred to as the "Surviving Corporation." The Merger will be effected in a single transaction.

         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

              (i) the Certificate or Articles of Incorporation of the COMPANY then in effect shall be the Certificate or Articles of Incorporation of the Surviving Corporation until changed as provided by law;

              (ii) the By-laws of the COMPANY then in effect shall become the By-laws of the Surviving Corporation until amended as provided by law;

              (iii) the Board of Directors of the Surviving Corporation initially shall consist of the following persons:

                                  John H. Kang
                                  Michael A. Singer
                                  Frederick B. Karl, Jr.

         The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Florida and of the Certificate or Articles of Incorporation and By-laws of the Surviving Corporation; and

              (iv) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger, Frederick B. Karl, Jr. shall be appointed as a vice president and as Secretary of the Surviving Corporation, to serve, subject to the provisions of the Certificate or Articles of Incorporation and By-laws of the Surviving Corporation, until his successor is duly elected and qualified.

         1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, PC AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, PC and NEWCO as of the date of this Agreement are as follows:

              (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule
         1.4 hereto;

              (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of PC will consist of 50,000,000 shares of PC Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 500,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

              (iii) as of the date of this Agreement, the authorized capital stock of NEWCO consists of 3,000 shares of NEWCO Stock, of which ten
         (10) shares are issued and outstanding.

         1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State of Florida. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of NEWCO shall be merged with and into the COMPANY, and the COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all Taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the COMPANY and NEWCO under the laws of each state of incorporation, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of the COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

2.       CONVERSION OF STOCK

         2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) PC Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:
         As of the Effective Time of the Merger:

              (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) that number of shares of PC Stock set forth on Annex III hereto and (2) the right to receive the amount of cash set forth on Annex III hereto. Such amounts of cash and shares as set forth on Annex III hereto as of the date hereof are final and shall not change hereafter regardless of the number of shares sold in the IPO or the offering price of such shares;

              (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of PC Stock or other consideration shall be delivered or paid in exchange therefor; and

                     (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of PC, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

         All PC Stock received by the STOCKHOLDER pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding PC Stock by reason of the provisions of the Certificate of Incorporation of PC or as otherwise provided by the Delaware GCL. All voting rights of such PC Stock received by the STOCKHOLDER shall be fully exercisable by the STOCKHOLDER and the STOCKHOLDER shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, PC shall have no class of capital stock issued and outstanding other than the PC Stock.

3.       DELIVERY OF MERGER CONSIDERATION

         3.1 At the Effective Time of the Merger and on the Funding and Consummation Date the STOCKHOLDER shall, upon surrender of certificates representing all outstanding shares of COMPANY Stock, receive (i) the respective number of shares of PC Stock set forth on Annex III and (ii) the amount of cash set forth on Annex III hereto, said cash to be payable by wire transfer.

         3.2 The STOCKHOLDER shall deliver to PC at the Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDER, or accompanied by duly executed stock powers, with, if required by PC, signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDER's expense, affixed and canceled. The STOCKHOLDER agrees promptly to use reasonable best efforts to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4.       CLOSING

         At or prior to the Pricing, the parties shall use all reasonable best efforts to take all actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the advance filing with the appropriate state authorities of the Articles of Merger, which shall become effective only at the Effective Time of the Merger) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the conversion and delivery of the shares and payment therefor referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement terminates, PC hereby covenants and agrees to do all things required by Delaware law and all things which counsel for the COMPANY advises PC are required by applicable laws of the State of Florida in order to rescind any merger or other actions effected by the advance filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178. On the Funding and Consummation Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Funding and Consummation Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of wire transfers in amounts equal to the cash portions of the consideration which the STOCKHOLDER shall be entitled to receive pursuant to the Merger referred to in
Section 3 hereof and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date, provided that, PC, NEWCO, the COMPANY and the STOCKHOLDERS shall act in good faith to consummate the IPO. Time is of the essence.

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE STOCKHOLDER

         (A)  Representations and Warranties of COMPANY and the STOCKHOLDER.

         Each of the COMPANY and the STOCKHOLDER jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to
Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods (and any portions thereof) ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22, and (ii) solely for purposes of Section 11.1(iii) hereof, and solely to the extent that, in connection with the IPO, PC actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this
Section 5, the term the "COMPANY" shall mean and refer to the COMPANY and each of its subsidiaries, if any.

         5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect") of the COMPANY. Schedule 5.1 contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended to date, of the COMPANY (the "Charter Documents") are all attached hereto as Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to PC, are correct and complete in all material respects. The most recent minutes of the COMPANY, which are dated no earlier than ten (10) business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY and of its officers and directors on behalf of the COMPANY.

         5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full corporate right, power and authority to enter into this Agreement and the Merger, subject to any required approval of the shareholders and the Board of Directors of the COMPANY described on Schedule 5.2, certified copies of which are attached thereto.

         5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of capital stock of the COMPANY are owned by the STOCKHOLDER in the amounts set forth in Annex IV and further, except as set forth on
Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDER and were offered, issued, sold and delivered by the COMPANY in compliance in all material respects with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK, REORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger.
Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

         5.6 SUBSIDIARIES. The COMPANY has no subsidiaries. Except as set forth on Schedule 5.6, the COMPANY does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

         5.9  FINANCIAL STATEMENTS.   Attached hereto as Schedule 5.9 are
copies of the following financial statements (the "COMPANY Financial Statements") of the COMPANY: the COMPANY's audited

Balance Sheet as of June 30, 1996 and December 31, 1995 and 1994 and Statements of Income, Cash Flows and Retained Earnings for the six months ended June 30, 1996 and for each of the years in the three-year period ended December 31, 1995 (June 30, 1996 being hereinafter referred to as the "Balance Sheet Date").
Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Balance Sheets as of June 30, 1996 and December 31, 1995 and 1994 present fairly in all material respects the financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Cash Flows and Retained Earnings present fairly in all material respects the results of operations and cash flows for the periods indicated thereon.

         5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date and (ii) any material liabilities of the COMPANY (including all liabilities in excess of $10,000 which are not reflected on the balance sheet as of the Balance Sheet Date) and
(iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on Schedule 5.10, since the Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also set forth on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which may be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, the COMPANY has provided to PC the following information:

              (i) a summary description of the liability together with the following:

                     (a) copies of all relevant documentation relating thereto;

                     (b) amounts claimed and any other action or relief sought; and

                     (c) name of claimant and all other parties to the claim, suit or proceeding.

              (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

              (iii)  the date such claim, suit or proceeding was instituted;
         and

              (iv) a reasonable best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDER. Within ten (10) days prior to Closing, the COMPANY shall provide PC with an accurate list of all receivables obtained subsequent to the Balance Sheet Date that are outstanding as of the date of the delivery of such list. For each of the aforementioned accounts and notes receivable reports, the COMPANY shall provide PC with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 5.11, such accounts and notes are collectible in the amounts shown on Schedule 5.11, and the COMPANY has not received any written notice of any contest, claim or right of set-off with respect to the amount or validity of any such account receivable and has no other reason to believe that such amounts are not fully collectible.

         5.12 INTELLECTUAL PROPERTY; PERMITS AND INTANGIBLES.

           (a) The COMPANY owns or licenses all Intellectual Property the absence of any of which is reasonably likely to have a Material Adverse Effect on its business (excluding any such property which is licensed,"the COMPANY Property"), and the COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.12) of all Intellectual Property (other than unregistered copyrights or immaterial unregistered trademarks not presently used by the COMPANY) owned or used by the COMPANY. Except as set forth on Schedule 5.12, each item of COMPANY Property owned or used by the COMPANY is valid and in full force and effect and each other item of Intellectual Property owned or used by the COMPANY is, to the knowledge of the COMPANY, valid and in full force and effect. Except as set forth on Schedule 5.12, each item of COMPANY Property is not subject to any license, royalty arrangement or pending or threatened claim or dispute and each other item of Intellectual Property owned or used by the COMPANY, to the knowledge of the COMPANY, is not subject to any license, royalty arrangement or pending or threatened claim or dispute. To the knowledge of the COMPANY: (a) none of the Intellectual Property owned or licensed by the COMPANY nor any product sold by the COMPANY infringes any Intellectual Property right of any other entity and (b) no Intellectual Property owned by the COMPANY is infringed upon by any other entity.

         (b) The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business, and the COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates. To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedule 5.12 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, in each case, except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY.

         5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, (i) the COMPANY has complied in all material respects with and is in compliance in all material respects with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law); (ii) there have been no Hazardous Substances treated, stored, disposed of or otherwise handled at, and there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on, any property ever owned or operated by the COMPANY during the pendency of the COMPANY's ownership or operation of such property except as permitted by Environmental Laws; (iii) the COMPANY knows of no treatment, storage, disposal, or other handling of Hazardous Substances at, or release or threat of release at, from, in, or on, any property owned or operated by the COMPANY during the period prior to or after the COMPANY's ownership or operation of such property, except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or investigation which is reasonably likely to lead to any claim against the COMPANY, PC or NEWCO for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         5.14 PERSONAL PROPERTY. The COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in

"depreciable plant, property and equipment" (or similarly named line item)on the balance sheet of the COMPANY as of the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or, to the COMPANY's knowledge, were formerly owned, by the STOCKHOLDER or affiliates of the COMPANY or the STOCKHOLDER. Except as set forth on Schedule 5.14, (i) all personal property with a value individually in excess of $10,000 used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on
Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY, and to the COMPANY'S knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, or persons or entities that are sources of significant customers (e.g., certain physician practices, HMO's, etc.), it being understood and agreed that a "significant customer," for purposes of this
Section 5.15, means a customer (or persons or entity) representing 5% or more of the COMPANY's annual revenues as of the end of its last fiscal year. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers (or persons or entities that are sources of significant customers) have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

              The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements), other than agreements listed on Schedule 5.10, 5.14, 5.16, 5.18 or 5.19, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to PC. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $100,000 by the COMPANY.

         5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including that reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

              (i) liens reflected on Schedule 5.10 or 5.15 as securing specified liabilities (with respect to which no material default by the COMPANY exists);

              (ii) liens for current taxes not yet due and payable and assessments not in default;

              (iii)  easements for utilities serving the property only;  and

              (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not materially adversely affect the current use of the property.

Schedule 5.16 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the COMPANY with respect to real property owned by the COMPANY.

         Schedule 5.16 also contains an accurate list of, and true, complete and correct copies of, all leases and agreements in respect of real property leased by the COMPANY, which leases and agreements are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or, to the COMPANY's knowledge, were formerly owned, by the STOCKHOLDER or affiliates of the COMPANY or the STOCKHOLDER. Except as set forth on
Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the COMPANY, and to the COMPANY's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. The COMPANY has delivered to PC, as set forth on and attached to Schedule 5.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies currently carried by the COMPANY, (ii) an accurate list of all insurance loss runs or workers' compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. Such insurance policies are currently in full force and effect and will not expire and will not be canceled by the COMPANY prior to the Funding and Consummation Date. No insurance carried by the COMPANY has ever been canceled by the insurer and the COMPANY has never been denied coverage.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to PC an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to PC true, complete and correct copies of any employment agreements for persons listed on

Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

              Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) to the COMPANY's knowledge, no campaign to establish such representation is in progress and (iv) there is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationships with its employees to be good.

         5.19 EMPLOYEE PLANS. Attached hereto as Schedule 5.19 are complete and accurate copies, as of the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the COMPANY, or any benefit plans or arrangements, formal or informal, that are not subject to ERISA, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements, or to which the COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans").

         5.20 COMPLIANCE WITH ERISA. Except for the Plans, the COMPANY does not maintain or sponsor, and is not a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other compensation or benefit arrangement, formal or informal, with their respective employees, whether or not subject to ERISA. Except as set forth on Schedule 5.20, (i) all Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with the governing documents; (ii) all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 5.20;
(iii) to the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Funding and Consummation Date; (iv) all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Reports, audits or tax returns) have been timely filed or distributed, or failure to timely file or deliver will not result in a Material Adverse Effect to the COMPANY; (v) none of the STOCKHOLDER, any Plan, or the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA that could result in a material tax or penalty to the COMPANY; (vi) no Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; (vii) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty that could result in any material liability to the COMPANY with respect to any plan now or hereafter maintained or contributed to by the COMPANY or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the COMPANY; (viii) neither the COMPANY nor any member of a "controlled group" (as defined above) that includes the COMPANY currently has (or at the Funding and Consummation Date will have) any obligation whatsoever to contribute to any "single employer pension plan" (as defined in ERISA Section 4001(a)(15) or any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(3)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan;
(ix) there have been no terminations or partial terminations of, or discontinuance of contributions to, any Qualified Plan without notice to and approval by the Internal Revenue Service; (x) no Plan that is subject to the provisions of Title IV of ERISA has been terminated within the three year period immediately preceding the date of this Agreement; (xi) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported within the three year period immediately preceding the date of this Agreement; (xii) with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANY and the STOCKHOLDER have complied (and on the Funding and Consummation Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANY has not incurred (and will not incur) any material direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of Federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANY or the STOCKHOLDER, at any time prior to the Funding and Consummation Date, to comply with any such Federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Funding and Consummation Date directly or indirectly against the COMPANY or the STOCKHOLDER with respect to such group health plans; and (xiii) other than claims in the ordinary course of business there is no pending litigation, arbitration, or disputed claim, or proceeding, and to the best of the COMPANY's and the STOCKHOLDER's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding or any governmental or other proceeding or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 5.21, the COMPANY is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY or the STOCKHOLDER, threatened against or affecting the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it that would have a Material Adverse Effect, and no written notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, which violation would be reasonably likely to have a Material Adverse Effect.

         5.22 TAXES.   Except as set forth on Schedule 5.22:

              (i) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

              (ii) To the knowledge of the COMPANY and the STOCKHOLDER, the provisions for Taxes due by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

              (iii) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

              (iv) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

              (v) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or
         (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1990, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to PC complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1990.

              (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

              (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

              (viii) No Acquired Party is a party to any Tax allocation or sharing agreement.

              (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of
         Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

              (x) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

              (xi) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

              (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

              (xiii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

              (xiv) Each Acquired Party has disclosed (in accordance with
         Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
         Section 6662(d) of the Code.

              (xv) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or
         (iv) otherwise.

              (xvi) The COMPANY is not an investment company as defined in
         Section 351(e)(1) of the Code.

              (xvii) The fair market value of the assets of the COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

              (xviii) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

              (xix) The COMPANY made a valid election to be an S Corporation, as defined in Section 1361 of the Code, for Federal, state and local tax purposes for its taxable year, beginning on January 1, 1989, and has been taxed as an S Corporation for Federal, state and local tax purposes for such taxable year and all subsequent years.

         For purposes of this Section 5.22, the following definitions shall apply:

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

         "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         5.23 NO VIOLATIONS.   The COMPANY is not in violation of any Charter
Document. Neither the COMPANY nor, to the knowledge of the COMPANY and the STOCKHOLDER, any other party thereto, is in default under any lease, instrument, agreement, license or permit set forth on Schedule 5.12, 5.14, 5.15, 5.16, 5.18 or 5.19 or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents") except for any violation or default that would not result in a Material Adverse Effect; and, except as set forth on Schedule 5.23, the execution of this Agreement and the performance by the COMPANY and the STOCKHOLDER of their obligations hereunder and the consummation by the COMPANY and the STOCKHOLDER of the transactions contemplated hereby will not result in any material violation or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents expressly prohibits or materially restricts the COMPANY from freely providing services to any other customer or potential customer or the COMPANY, PC, NEWCO or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.15, the COMPANY is not a party to any governmental contract subject to price redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

              (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

              (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

              (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant or issuance of any options, warrants, calls, conversion rights or commitments;

              (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

              (v) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the COMPANY to any of its officers, directors, employees, consultants, agents or the STOCKHOLDER, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

              (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

              (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person, including, without limitation, the STOCKHOLDER and his affiliates;

              (viii) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to the COMPANY, including, without limitation, any material indebtedness or obligation of the STOCKHOLDER or any affiliate thereof;

              (ix) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the material assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such material assets, property or rights;

              (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

              (xi) any waiver of any material rights or claims of the COMPANY provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

              (xii) any breach or any amendment, other than an amendment in the ordinary course of business, or termination of any material contract, agreement, license, or permit to which the COMPANY is a party;

              (xiii) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date;

              (xiv) any other distribution of property or assets by the COMPANY outside the ordinary course of business;


              (xv) any other transaction by the COMPANY outside the ordinary course of its business; or

              (xvi) any other activity prohibited by Section 7.3 that is not specifically included in this Section 5.25.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to PC an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

              (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

              (ii)   the names in which the accounts or boxes are held;

              (iii)  the type of account and account number; and

              (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power of attorney.

         5.27 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.28 DISCLOSURE. (a) This Agreement, the schedules hereto, and the certificates and other documents furnished by the COMPANY to PC pursuant hereto and for inclusion in the Registration Statement (which, for purposes of this Agreement, shall include the completed Directors and Officers Questionnaires and Registration Statement Questionnaires), taken as a whole, do not, and as to any representation or warranty made to the knowledge of the COMPANY or the STOCKHOLDER, such representation and warranty, to the COMPANY's knowledge, does not, as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

              (b) The COMPANY and the STOCKHOLDER acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; and (ii) that neither PC or any of its officers, directors, agents or representatives shall have any liability to the COMPANY, the STOCKHOLDER or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all provided that PC acts in good faith, and uses its best efforts to cause its directors and officers to act in good faith, to consummate the transactions contemplated herein.

         (B)  Representations and Warranties of the STOCKHOLDER

         The STOCKHOLDER represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of the Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.29 and 5.30 shall survive until the tenth anniversary of the Funding and Consummation Date, which shall be deemed to the Expiration Date for purposes of Sections 5.29 and 5.30.

         5.29 AUTHORITY; OWNERSHIP. The STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. The STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY stock identified on Annex IV as being owned by the STOCKHOLDER, and, except as set forth on the
Schedule 5.29, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         5.30 PREEMPTIVE RIGHTS. As of the date hereof, the STOCKHOLDER does not have any preemptive or other right to acquire shares of PC Stock (other than rights of the STOCKHOLDER to acquire PC Stock pursuant to (i) this Agreement or (ii) any option granted by PC) and the STOCKHOLDER does not have, or hereby waives, any such preemptive or other right to acquire shares of COMPANY Stock that the STOCKHOLDER has or may have had.

         5.31 NO INTENTION TO DISPOSE OF COMPANY STOCK. There is no current plan or intention by the STOCKHOLDER to sell, exchange or otherwise dispose of shares of PC Stock received in the Merger.

6.       REPRESENTATIONS AND WARRANTIES OF PC AND NEWCO

         PC and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to

Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.13 hereof shall survive until such time as the limitations period has run for all tax periods (and any portions thereof) ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.13 and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO PC actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

         6.1 DUE ORGANIZATION. PC and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of PC and NEWCO (the "PC Charter Documents") are all attached hereto as Annex II.

         6.2 AUTHORIZATION. (i) The respective representatives of PC and NEWCO executing this Agreement have the authority to enter into and bind PC and NEWCO to the terms of this Agreement and (ii) PC and NEWCO have the full corporate right, power and authority to enter into this Agreement and the Merger.

         6.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of PC and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by PC and all of the issued and outstanding shares of the capital stock of PC are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of PC and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by PC and the persons set forth on Annex V, respectively, and were offered, issued, sold and delivered by PC and NEWCO in compliance in all material respects with all applicable state and Federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder of PC or NEWCO. No preemptive or other right to acquire shares of PC or NEWCO stock has been granted to any person other than the rights granted pursuant to this Agreement and the transactions contemplated herein, the Other Agreements and the transactions contemplated herein or as set forth in the Registration Statement.

         6.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates PC or NEWCO to issue any of its authorized but unissued capital stock or treasury stock; and (ii) neither PC nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.
Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans of PC and NEWCO, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of their respective capital stock.

         6.5 SUBSIDIARIES. NEWCO has no subsidiaries. PC has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither PC nor NEWCO owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is PC or NEWCO, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.6 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.6, PC and NEWCO have no liabilities, contingent or otherwise, except as set forth in or contemplated by this

Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

         6.7 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 6.7, neither PC nor NEWCO is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them, which violation would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.7, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of PC or NEWCO, threatened, against or affecting PC or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. PC and NEWCO have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing, which violation might have a Material Adverse Effect.

         6.8  NO VIOLATIONS.   Neither PC nor NEWCO is in violation of any PC
Charter Document. None of PC, NEWCO or, to the knowledge of PC and NEWCO, any other party thereto is in default under any lease, instrument, agreement, license or permit to which PC or NEWCO is a party, or by which PC or NEWCO, or any of their respective properties, are bound (collectively, the "PC Documents"); and (a) the rights and benefits of PC and NEWCO under the PC Documents will not be adversely affected by the transactions contemplated hereby; and (b) the execution of this Agreement and the performance of PC's and NEWCO's obligations hereunder and the consummation by them of the transactions contemplated hereby will not result in any material violation or breach of, or constitute a default under, any of the terms or provisions of the PC Documents or the PC Charter Documents. Except as set forth on Schedule 6.8, none of the PC Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit of PC or NEWCO.

         6.9 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by PC and NEWCO and the performance by them of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of PC and NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of PC and NEWCO.

         6.10 PC STOCK. At the time of issuance thereof, the PC Stock to be delivered to the STOCKHOLDER pursuant to this Agreement will constitute valid and legally issued shares of PC, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all respects to the PC Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of PC Stock to be issued to the STOCKHOLDER pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

         6.11 NO SIDE AGREEMENTS. Neither PC nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or PC other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein.

         6.12 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. PC was formed in July 1996, and has conducted limited operations since that time. Neither PC nor NEWCO has conducted any business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Neither PC nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on
Schedule 6.12 and except that PC is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

         6.13 TAXES.   NEWCO is a newly formed entity which has no tax or
operational history.  Except as set forth on Schedule 6.13:

              (i) All Returns required to have been filed by or with respect to PC and any affiliated, combined, consolidated, unitary or similar group of which PC is or was a member (a " PC Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the PC Relevant Group have been paid.

              (ii) The provisions for Taxes due by PC and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the PC Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the PC Relevant Group.

              (iii) No corporation in the PC Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the PC Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction.

              (iv) Each corporation in the PC Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

              (v) No corporation in the PC Relevant Group expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any corporation in the PC Relevant Group either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any corporation in the PC Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the PC Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.
         Schedule 6.13(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the PC Relevant Group for all taxable periods, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the PC Relevant Group will make available to the STOCKHOLDER, at his request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, PC.

              (vi) No corporation in the PC Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

              (vii) No corporation in the PC Relevant Group has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G the Code.

              (viii) No corporation in the PC Relevant Group is a party to any Tax allocation or sharing agreement.

              (ix) None of the assets of any corporation in the PC Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the PC Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

              (x) No corporation in the PC Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the PC Relevant Group is subject to an election under Section

         341(f) of the Code or comparable provisions of any state statutes.

              (xi) No corporation in the PC Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

              (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any corporation in the PC Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

              (xiii) No corporation in the PC Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

              (xiv) Each corporation in the PC Relevant Group has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

              (xv) No corporation in the PC Relevant Group has any liability for Taxes of any person other than such corporation in the PC Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

              (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any corporation in the PC Relevant Group (collectively, the "Tax Losses") under (i) Section 382 of the Code,
         (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv)
         Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

              (xvii) Neither PC nor NEWCO is an investment company as defined in Section 351(e)(1) of the Code.

              (xviii)Neither PC nor NEWCO is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

7.       COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will afford to the officers and authorized representatives of PC and the Other Founding Companies reasonable access upon reasonable notice during normal business hours to all of the COMPANY's sites, properties, books and records and will furnish PC with such additional financial and operating data and other information as to the business and properties of the COMPANY as PC or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with PC and the Other Founding Companies, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. PC, NEWCO, the STOCKHOLDER and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, PC will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

         (b) Between the date of this Agreement and the Funding and Consummation Date, PC will afford to the officers and authorized representatives of the COMPANY reasonable access upon reasonable notice during normal business hours to all of PC's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of PC and NEWCO as the COMPANY may from time to time reasonably request. PC and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The COMPANY, PC and NEWCO will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will, except as set forth on Schedule 7.2:

              (i) carry on its business in the ordinary course as conducted heretofore and not introduce any material new method of management, operation or accounting;

              (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

              (iii) perform all of its current obligations as required under agreements relating to or affecting its assets, properties or rights;

              (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

              (v) use its reasonable best efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having material business relations with the COMPANY;

              (vi) maintain compliance, in all material respects, with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

              (vii) use reasonable best efforts to maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments (except for leases not to exceed $7,500 for items of personal property), without the knowledge and consent of PC (which consent shall not be unreasonably withheld); and

              (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the COMPANY will not, without the prior written consent of PC:

              (i) make any change in its Articles or Certificate of Incorporation or By-laws;

              (ii) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

              (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock except for distributions to the STOCKHOLDER of his Accumulated Adjustment Account;

              (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $100,000;

              (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties, whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the business of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule
         5.10 or 5.15 hereto;

              (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

              (vii) negotiate for the acquisition of any business or start-up any new business;

              (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

              (ix) waive any material right or claim of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

              (x) breach or amend, other than an amendment in the ordinary course of business, or terminate any material contract, agreement, license, or permit to which the COMPANY is a party; or

              (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 NO SHOP. None of the STOCKHOLDER, the COMPANY or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

              (i) solicit or initiate the submission of proposals or offers from any person for,

              (ii)   participate in any discussion pertaining to, or

              (iii) furnish any information to any person other than PC or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide PC on Schedule 7.5 with proof that any required notice has been sent.

         7.6 AGREEMENTS. The STOCKHOLDER and the COMPANY shall terminate (i) any stockholder agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on
Schedule 9.12 hereto and (ii) any existing agreement between the COMPANY and the STOCKHOLDER, at or prior to the Funding and Consummation Date. Copies of such termination agreements are attached to Schedule 7.6 or will be furnished to PC at or prior to such date.

         7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDER and the COMPANY shall give prompt notice to PC of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDER contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. PC and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of PC or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing (ii) the occurrence or non-occurrence of any event of which they have knowledge that would be likely to cause any representation or warranty of any of the Other Founding Companies in any of the Other Agreements to be untrue or inaccurate in any material respect at or prior to the Closing and (iii) any material failure of PC or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Funding and Consummation Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules, provided, however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDER that constitutes or reflects an event or occurrence that would be reasonably likely to have a Material Adverse Effect may be made unless PC and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by PC or NEWCO that constitutes or reflects an event or occurrence that would be reasonably likely to have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement.
For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies or its stockholders seek to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would be reasonably likely to have a Material Adverse Effect on such Other Founding Company or the sale of its stock by its stockholders to PC, PC shall give the COMPANY notice promptly after it has knowledge thereof. If (A) PC and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given if no response is received within 48 hours after notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not, or (B) if a majority of the Founding Companies consent to an amendment or supplement to a Schedule prepared by PC or NEWCO, as provided above, but the COMPANY does not, the COMPANY may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8 and PC and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that PC or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8, except that, notwithstanding anything to the contrary contained in this Agreement, if the COMPANY or the STOCKHOLDER on the one hand, or PC or NEWCO on the other hand, amends or supplements a Schedule which results in a termination of this Agreement and such amendment or supplement arises out of or reflects facts or circumstances which such party knew or should have known about at the time of execution of this Agreement or if such amendment or supplement otherwise is proposed in bad faith, such party shall pay or reimburse PC or the COMPANY and the STOCKHOLDER, as the case may be, for all of the legal, accounting and other out of pocket costs reasonably incurred in connection with this Agreement and the IPO as it relates to the COMPANY and the STOCKHOLDER.

         7.9  COOPERATION IN PREPARATION OF REGISTRATION STATEMENT.

         The COMPANY and the STOCKHOLDER shall furnish or cause to be furnished to PC and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDER reasonably requested by PC or the Underwriters for inclusion in, and will cooperate with PC and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, and in form otherwise reasonably requested by PC or the Underwriters as suitable for inclusion in the Registration Statement). PC and NEWCO agree to use their best efforts to provide to the STOCKHOLDER and the COMPANY copies of all drafts of the Registration Statement circulated to the working group as a whole, including the prospectus included therein and all amendments and exhibits thereto and any other documents and correspondence received by or filed with the SEC, and, to the extent practicable in light of the timetable for the IPO and the potential need to respond promptly to SEC, NASD or NASDAQ comments, to give the STOCKHOLDER and the COMPANY sufficient time to review and comment upon such documents prior to filing with the SEC. PC and NEWCO also agree to provide to counsel to the STOCKHOLDER a copy of the Underwriting Agreement in respect of the IPO and to give the STOCKHOLDER and the COMPANY sufficient time to review and comment upon such agreement (including allowing the STOCKHOLDER to be present at the meeting or meetings of PC's Pricing Committee with respect to the pricing of the IPO) prior to its execution. The COMPANY and the STOCKHOLDER agree promptly to advise PC if at any time during the 25 day period following the date of the final prospectus with respect to the IPO (the "Final Prospectus") in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDER and which was provided in writing by or on behalf of the STOCKHOLDER or the COMPANY or their respective agents or representatives for inclusion in the Registration Statement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such misstatement or omission. Insofar as the information requested relates solely to the COMPANY or the STOCKHOLDER and was provided in writing by the COMPANY or the STOCKHOLDER or their respective agents or representatives for inclusion in the Registration Statement, each of the COMPANY and the STOCKHOLDER represents and warrants that the Registration Statement at its effective date, at the date of the Final Prospectus and each amendment to the Registration Statement or supplement to the Final Prospectus, and at each closing with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and PC shall have had a reasonably sufficient time to review, the unaudited consolidated balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statements of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no Material Adverse Effect with respect to the COMPANY. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly in all material respects the results of operations of the COMPANY for the periods indicated thereon.

         7.11 OTHER AGREEMENTS. PC has provided to the COMPANY and the STOCKHOLDER true and complete copies of the Other Agreements substantially in the form in which they will be executed, as well as all agreements contemplated thereby or referred to therein that have been executed as of the date hereof. PC agrees to provide to the COMPANY material drafts of all such agreements to be entered into following the date hereof. Neither PC nor NEWCO will amend, modify or waive any of the material provisions of any such executed Other Agreements or any executed agreements contemplated thereby or referred to therein, without the prior consent of the COMPANY and the STOCKHOLDER, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the procedure for amending the schedules to any Other Agreement will be governed by
Section 7.8.

         7.12 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANY

         The obligations of the STOCKHOLDER and the COMPANY with respect to actions to be taken on each of the Closing Date and the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Closing Date and the Funding and Consummation Date of all of the following conditions. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the STOCKHOLDER unless such parties have notified PC in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of PC and NEWCO contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PC and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by PC and NEWCO on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of PC shall have been delivered to the STOCKHOLDER.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the COMPANY and its counsel. The STOCKHOLDER and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplement thereto, does not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading that cannot be corrected in the final prospectus relating thereto, provided that the condition contained in this sentence shall be deemed satisfied if the COMPANY or the STOCKHOLDER shall have failed to inform PC in writing prior to the Funding and Consummation Date of the existence of such an untrue statement of a material fact or the omission of such a statement of a material fact.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the merger of NEWCO with and into the COMPANY or the Mergers contemplated by the Other Agreements or the offering and sale by PC of PC Stock pursuant to the Registration Statement.

         8.4 OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for PC, dated the Closing Date, substantially in the form annexed hereto as Annex VI.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, shares of PC Stock at a price to the public of not less than $14.00 per share, provided that, such price assumes a sale of 5,750,000 shares of PC Stock to the public (including the shares issuable in connection with the Underwriter's overallotment option) after which there will be an aggregate of 18,575,000 shares of PC Stock outstanding.

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted to restrain or prohibit the Merger or the Mergers contemplated by the Other Agreements.

         8.7 GOOD STANDING CERTIFICATES. PC and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which PC or NEWCO is authorized to do business, showing that each of PC and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for PC and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

         8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to PC or NEWCO or any of the Other Founding Companies which would constitute a Material Adverse Effect on PC, NEWCO and the Founding Companies considered as a whole.

         8.9 PC STOCK TO BE SOLD IN THE IPO. The aggregate number of shares of PC Stock to be sold to the public (including the amount sold in connection with the Underwriters' over-allotment option) shall be no more 28.75% of the outstanding PC Stock after giving effect to the IPO and the exercise of the Underwriters' over-allotment option.

         8.10 CLOSING OF IPO. The closing of the sale of the PC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         8.11 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Closing Date and the Funding and Consummation Date and signed by the Secretary of PC and of NEWCO, certifying the truth and correctness of attached copies of PC's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of PC and NEWCO approving PC's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.12 EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.12 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

         8.13 TAX TREATMENT. The COMPANY and the STOCKHOLDER shall be reasonably satisfied that (i) none of PC, NEWCO or any Other Founding Company (or any of their respective stockholders) has breached any representation or warranty set forth in this Agreement or in the Other Agreements, and (ii) no event outside the control of the COMPANY and the STOCKHOLDER has occurred between the date of this Agreement and the Funding and Consummation Date, in each case so as to jeopardize the treatment of the transactions contemplated by the PC Plan of Organization as a transfer of property described in Section 351 of the Code.

         8.14 CLOSING OF THE OTHER AGREEMENTS. None of the Other Founding Companies shall have failed to consummate the transactions contemplated by this Agreement and the Other Agreements.

         9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PC AND NEWCO

              The obligations of PC and NEWCO with respect to actions to be taken on each of the Closing Date and the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Closing Date and the Funding and Consummation Date of all of the following conditions. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by PC and NEWCO unless such parties have notified the COMPANY and the STOCKHOLDER in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY and the STOCKHOLDER contained in Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDER and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDER and the COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDER shall have delivered to PC a certificate dated the Closing Date and the Funding and Consummation Date and signed by them to such effect.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of NEWCO with and into the COMPANY or the offering and sale by PC of PC Stock pursuant to the Registration Statement.

         9.3 SECRETARY'S CERTIFICATE. PC shall have received a certificate, dated the Closing Date and the Funding and Consummation Date and signed by the Secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate or Articles of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDER approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect on PC, NEWCO and the Founding Companies considered as a whole.

         9.5 STOCKHOLDER'S RELEASE. The STOCKHOLDER shall have delivered to PC an instrument dated the Closing Date releasing the COMPANY from (i) any and all claims of the STOCKHOLDER against the COMPANY and (ii) any and all obligations of the COMPANY to the STOCKHOLDER, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDER, (y) continuing obligations to the STOCKHOLDER relating to his employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be satisfactory to PC and its counsel.

         9.7  TERMINATION OF RELATED PARTY AGREEMENTS.  Except as set forth on
Schedule 9.7 and consented to by PC, all existing agreements between the COMPANY and the STOCKHOLDER shall have been canceled effective prior to or as of the Funding and Consummation Date.

         9.8 OPINION OF COUNSEL. PC shall have received an opinion from counsel to the COMPANY and the STOCKHOLDER, dated the Closing Date, in the form annexed hereto as Annex VII, which form shall be deemed to include any additional opinions covering matters customary under the circumstances and based upon reasonable requests by the Underwriters, which opinion may be relied upon by counsel to PC in connection with any opinion requested of it by the Underwriters.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on
Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger.

         9.10 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to PC a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by PC, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

         9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         9.12 EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.12 shall have entered into an employment agreement substantially in the form of Annex VIII hereto. Any employment agreement in effect as of the date hereof between the COMPANY and any person listed on Schedule 9.12 shall have been terminated on or prior to the Funding and Consummation Date.

         9.13 CLOSING OF THE IPO. The closing of the sale of PC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         9.14 FIRPTA CERTIFICATE. The STOCKHOLDER shall have delivered to PC a certificate to the effect that he or she is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

10.      COVENANTS OF PC AFTER CLOSING

         10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. PC shall use its best efforts to have the STOCKHOLDER released from any and all guarantees on any indebtedness that they personally guaranteed for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by PC. In the event that PC cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 120 days subsequent to the Funding and Consummation Date, PC shall pay off or otherwise refinance or retire such indebtedness and, in the event that PC cannot obtain releases on or prior to the Funding and Consummation Date, PC agrees to indemnify the STOCKHOLDER against any and all claims made by lenders under such guarantees which arise as a result of PC's failure to cause such guarantees to be released on or prior to the Funding and Consummation Date.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, PC shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the reorganization, including:

              (a) the retirement or reacquisition, directly or indirectly, of all or part of the PC Stock issued in connection with the transactions contemplated hereby;

              (b) the entering into of financial arrangements for the benefit of the STOCKHOLDER; and

              (c) the disposition of any material part of the assets of the COMPANY within the two years following the Funding and Consummation Date except in the ordinary course of business or to eliminate duplicate services or excess capacity.

         10.3 PREPARATION AND FILING OF TAX RETURNS.

         (i) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. Each STOCKHOLDER shall pay or cause to be paid all Tax liabilities shown by such Returns to be due. PC and NEWCO shall not file any amended Tax Returns for any taxable year or portion thereof of the Surviving Corporation ending on or before the Funding and Consummation Date without the prior written consent of the STOCKHOLDER, which consent shall not be unreasonably withheld.

         (ii) PC shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

         (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

         (iv) Each of the COMPANY, NEWCO, PC and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a transfer of property under Section 351(a) of the Code.

         10.4 REAL PROPERTY GAINS AND TRANSFER TAXES. The STOCKHOLDER shall pay any state or local real property transfer or real property gains taxes (and any penalties and interest with respect to such taxes), arising out of or in connection with the transactions effected pursuant to this Agreement.

         10.5 DIRECTORS. The persons named in the Registration Statement, including the STOCKHOLDER (whose initial term shall end at PC's annual meeting in 1999) and one designee of the STOCKHOLDER, shall be appointed as directors of PC not later than ten (10) days following the closing of the IPO. For so long as the STOCKHOLDER beneficially owns an aggregate of at least 10% of the outstanding PC Stock, the STOCKHOLDER shall have the right to designate (i) one individual to serve as a director on the PC Board of Directors if the PC Board of Directors consists of five or fewer members and (ii) two individuals to serve as directors on the PC Board of Directors if the PC Board of Directors consists of six or more members. PC shall use all reasonable best efforts to cause such designees to be appointed directors.

         10.6 EMPLOYEE BENEFITS. Following the Closing, PC shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as PC is able to replace such plan with a plan that is applicable to the COMPANY, provided that the employees of the COMPANY shall be entitled, in lieu of the COMPANY's existing plans, to (i) benefits under a plan designed to be qualified under Section 401(k) of the Code (which is anticipated to be established by PC within one year of the Funding and Consummation Date) and which may, at the discretion of PC's Board of Directors, provide for matching contributions, and (ii)other benefits which are substantially similar in the aggregate to benefits to which such employees were entitled prior to the Funding and Consummation Date, and
(iii) additional benefits generally provided to employees of PC and its subsidiaries following consummation of the transactions contemplated herein. Notwithstanding the foregoing, commencing one year from the Funding and Consummation Date the PC Board of Directors shall have the ability to amend or terminate any PC plan.

         10.7 EQUITY PLAN. Prior to the Funding and Consummation Date, PC shall adopt an equity incentive plan which shall authorize PC to grant stock options, restricted stock, stock appreciation rights and other equity based awards. The terms of such plan shall limit the number of shares of stock subject to all outstanding awards granted thereunder to 10% of the total number of shares of PC Stock outstanding, subject to subsequent amendment thereof. No awards shall be granted effective prior to the Closing Date. Upon the Funding and Consummation Date, the following options to purchase an aggregate of 1,081,666 shares of PC Stock shall be granted as follows: (1) 300,000 to the COMPANY for distribution to the employees of the COMPANY; (2) 250,000 to Systems Plus, Inc. for distribution to the employees thereof; 140,000 to Frederick B. Karl, Jr.; (4) 33,333 to Mark Sobolewski; (5) 33,333 to Henry Holbrook; (6) an aggregate of 75,000 shares to National Medical Systems, Inc., Systems Management, Inc. and RTI Business Systems, Inc. for distribution to the employees of such companies; and (7) 50,000 to Sam Omron; and (8) an aggregate of 200,000 shares to the COMPANY for distribution to the senior level programming staff of the COMPANY.

         10.8 INDEMNIFICATION OF DIRECTORS AND OFFICERS. From and after the Effective Time, PC will cause the Surviving Corporation





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to indemnify and hold all past and present officers and directors of the
COMPANY harmless against any and all claims, liabilities, losses or damages, together with reasonable costs and expenses, including reasonable legal fees ("Losses"), arising out of or resulting from any action, suit or proceeding or omissions or actions occurring on or prior to the Funding and Consummation Date to the full extent permitted under the Articles of Incorporation and By-Laws of the COMPANY in effect as of the date hereof; provided that the STOCKHOLDER shall not be entitled to indemnification for Losses arising out of or resulting from (i) any breach of the representations and warranties of the STOCKHOLDER contained in this Agreement (ii) any breach by the STOCKHOLDER of any covenant or agreement of the STOCKHOLDER contained in or arising out of this Agreement or (iii) any other matter with respect to which the STOCKHOLDER is indemnifying PC hereunder. PC will cause the Surviving Corporation to maintain for three
(3) years from the Closing the directors and officers insurance covering the past and present officers and directors of the COMPANY at current levels and limits. PC shall cause the Surviving Corporation to pay all expenses, including reasonable attorneys' fees that may be incurred by such officers and directors in enforcing the indemnity and other obligations provided for in this
Section 10.8.

11.      INDEMNIFICATION

         The STOCKHOLDER, PC and NEWCO each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDER. The STOCKHOLDER covenants and agrees that he will indemnify, defend, protect and hold harmless PC, NEWCO and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by PC, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDER or the COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of the STOCKHOLDER or the COMPANY under this Agreement,





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(iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDER, and provided in writing to PC or its counsel by the COMPANY or the STOCKHOLDER for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDER required to be stated therein or necessary to make the statements therein not misleading, (iv) any Tax imposed upon or relating to any third party for a pre-Funding and Consummation Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, or (v) the matters described on Schedule 11.1(v), provided that any proposed amendment to schedule 11.1(v) made after the signing of this Agreement may only be made with consent of the COMPANY and the STOCKHOLDER, provided, further, that such indemnity shall not inure to the benefit of PC, NEWCO or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDER provided, in writing, corrected information to PC's counsel and to PC for inclusion in the final prospectus, and such information was not so included or properly delivered.

         11.2 INDEMNIFICATION BY PC. PC covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDER at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDER as a result of or arising from (i) any breach by PC or NEWCO of its representations and warranties set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of PC or NEWCO under this Agreement, (iii) any liability which the STOCKHOLDER may incur due to PC's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY





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

as provided in Section 1 hereof (except to the extent that PC or NEWCO has claims against the STOCKHOLDER by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than any such untrue statement or alleged untrue statement or omission or alleged omission relating to the COMPANY or the STOCKHOLDER and provided in writing to PC or its counsel by the COMPANY or the STOCKHOLDER (or the respective agents thereof) for inclusion in the Registration Statement or any Prospectus forming a part thereof or any amendment thereof or supplement thereto), or (v) the matters described on Schedule 11.2(v).

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section
11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, to the extent known.
The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall





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

include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party,





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

which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing, which agreement shall not be unreasonably withheld or delayed. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 EXCLUSIVE REMEDY.  The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         11.5 LIMITATIONS ON INDEMNIFICATION. PC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim other than a Third Person claim for indemnification hereunder against the STOCKHOLDER until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the STOCKHOLDER shall exceed 1.0% of the sum of the cash paid to STOCKHOLDER plus the value of the PC Stock delivered to STOCKHOLDER (for purposes of calculating the value of the PC Stock, such PC Stock is to be valued at its initial public offering price as set forth in the Registration Statement) (the "Indemnification Threshold"), provided, however, that PC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 may assert and shall be indemnified for any claim under Sections 11.1(iv) and (v) at any time, regardless of whether the aggregate of all claims which such persons may have against the STOCKHOLDER exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Sections 11.1(iv) and (v) shall not be counted towards the Indemnification Threshold. The STOCKHOLDER shall not assert any claim (other than a Third Person claim) for indemnification hereunder against PC or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDER may have against PC or NEWCO shall exceed $100,000, provided, however, that the STOCKHOLDER and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 may assert and shall be indemnified for any claim under Section 11.2(v) at any time, regardless of whether the aggregate





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of all claims which such persons may have against PC or NEWCO exceeds $100,000, it being understood that the amount of any such claim under Section 11.2(v) shall not be counted towards such $100,000 amount.

         No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a material breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         Notwithstanding any other term of this Agreement (except the proviso to this sentence), the STOCKHOLDER shall not be liable under this Section 11 for an amount which exceeds $48,000,000, provided that the STOCKHOLDER's indemnification obligations pursuant to Sections 11.1(iv) and (v) shall not be limited.

12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

              (i) by mutual consent of the boards of directors of PC and the COMPANY;

              (ii) by the STOCKHOLDER or the COMPANY (acting through its board of directors), on the one hand, or by PC (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

              (iii) by the STOCKHOLDER or the COMPANY, on the one hand, or by PC, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;





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              (iv)   by the STOCKHOLDER or the COMPANY in the event that PC is
         no longer pursuing the transactions contemplated by this Agreement;

              (v) by the STOCKHOLDER or the COMPANY in the event that the transactions contemplated by this Agreement are no longer economically viable for any reason, including without limitation if any of the following occurs:

                     (a) PC receives notice from the SEC that the transactions contemplated herein will not qualify for (1) tax-free treatment under
                            Section 351 of the Code or (2) reorganization accounting treatment in the Registration Statement;

                     (b) any material portion of the financing for the transactions contemplated herein becomes unavailable; or

                     (c) the transactions contemplated herein become non-viable in the view of the principal nationally recognized investment banking firm advising the COMPANY or PC with respect to such transactions.

              (vi)   pursuant to Section 7.8 hereof; or

              (vii)  pursuant to Section 4 hereof.

         12.2 LIABILITIES IN EVENT OF TERMINATION.  Except as provided in
Section 7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses; provided, however, that the aggregate liability of any party arising out of this Section 12 shall not be in excess of $500,000.

13.      NONCOMPETITION

         The STOCKHOLDER agrees not to compete with PC to the extent provided in the Employment Agreement to be entered into between the STOCKHOLDER and PC effective as of the Funding and Consummation Date.


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
         14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDER. The STOCKHOLDER recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the COMPANY, the Other Founding Companies and/or PC, such as operational policies, and pricing and cost policies, that are valuable, special and unique assets of the COMPANY, the Other Founding Companies and/or PC's business. The STOCKHOLDER agrees that he will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, NEWCO, the Other Founding Companies and PC who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) following the Closing, such information may be disclosed by the STOCKHOLDER as is required in the course of performing his duties for PC or the Surviving Corporation unless (i) such information becomes known to the public generally through no breach by the STOCKHOLDER of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDER shall give prior written notice thereof to PC and provide PC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by the STOCKHOLDER or PC of the provisions of this Section, PC shall be entitled to an injunction restraining the STOCKHOLDER from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PC from pursuing any other available remedy for





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such breach or threatened breach, including the recovery of damages.

         14.2 PC AND NEWCO. PC and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information relating to the COMPANY, such as operational policies, and pricing and cost policies, that are valuable, special and unique assets of the COMPANY. PC and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to their own benefit except in furtherance of the Transactions contemplated by this Agreement or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the STOCKHOLDER and to authorized representatives of the COMPANY who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no breach by PC or NEWCO of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause
(ii), PC and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDER and provide the COMPANY and the STOCKHOLDER with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by PC or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDER shall be entitled to an injunction restraining PC and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDER from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, PC and NEWCO shall





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return to the COMPANY within a reasonable time all documents (in both paper and electronic form) containing confidential information about the COMPANY, and shall use reasonable efforts to compel the Other Founding Companies to do the same. In such instance, PC will also furnish to the COMPANY a written statement certifying that all documents which contained confidential information about the COMPANY and which had been in PC's possession had been returned by PC to the COMPANY.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive notwithstanding either the termination of this Agreement or the consummation of the transactions contemplated hereby on the Funding and Consummation Date.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members (which shall be deemed to include step-siblings, step-children and step-parents) who agree to be bound by the restrictions set forth in this
Section 15.1 (or trusts for the benefit of the STOCKHOLDER or such family members, the trustees of which so agree) or transfers to a limited partnership owned or controlled by the STOCKHOLDER (which entity agrees to be bound by the restrictions set forth in this Section 15.1) or transfers to not more than five
(5) key employees of the COMPANY (it being understood that such employees also will agree to be bound by the restrictions set forth in this Section 15.1 and that the STOCKHOLDER will consult with PC prior to any such transfer to such family members, trusts, limited partnership or employees and that such transfers will only be permitted if they are, in the view of PC's counsel, exempt from registration under the 1933 Act and will not jeopardize the tax treatment of the transactions contemplated herein or the reorganization accounting treatment in the Registration Statement), for a period of two years from the Funding and Consummation Date, except pursuant to Section 17 hereof, the STOCKHOLDER shall not (i) sell, assign, exchange,





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transfer, encumber, pledge, distribute, appoint or otherwise dispose of (a) any shares of PC Stock received by the STOCKHOLDER in the Merger, or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of PC Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of PC Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of PC Stock acquired pursuant to Section 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, (i) if the "holding period" for restricted securities set forth in Rule 144(d) under the 1933 Act (or any similar or successor provision) is reduced below two years, the two-year restrictive period set forth in this Section 15.1 will be deemed to be correspondingly reduced; and (ii) the STOCKHOLDER may encumber or pledge any of such shares of PC Stock provided the pledgee or other beneficiary of such encumbrance or pledge agrees to be bound by the provisions of this Section as if the STOCKHOLDER and party hereto. The certificates evidencing the PC Stock delivered to the STOCKHOLDER pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as PC may deem necessary or appropriate:

              THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [SECOND ANNIVERSARY OF THE FUNDING AND CONSUMMATION DATE]. (PROVIDED, HOWEVER, THAT (I) IF THE "HOLDING PERIOD" FOR RESTRICTED SECURITIES SET FORTH IN RULE 144(D) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR ANY SIMILAR OR SUCCESSOR PROVISION), IS REDUCED BELOW TWO YEARS, THE RESTRICTIVE PERIOD SET FORTH HEREIN SHALL BE CORRESPONDINGLY REDUCED, AS CALCULATED FROM THE DATE TWO YEARS PRIOR TO THE DATE SET FORTH HEREIN AND (II) SUCH SHARES MAY BE ENCUMBERED

              OR PLEDGED PROVIDED THE PLEDGEE OR OTHER BENEFICIARY OF SUCH ENCUMBRANCE OR PLEDGE AGREES TO BE BOUND BY THE PROVISIONS OF THESE RESTRICTIONS TO THE SAME EXTENT AS THE HOLDER HEREOF). UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE (AS IT MAY BE REDUCED AS PROVIDED HEREIN).

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         The STOCKHOLDER acknowledges that the shares of PC Stock to be delivered to the STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold unless registered under the 1933 Act or resold pursuant to an exemption from the registration requirements of the 1933 Act. The PC Stock to be acquired by the STOCKHOLDER pursuant to this Agreement is being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution; provided, however, that this covenant shall not prohibit any disposition in accordance with the securities laws and this Agreement.

         16.1 COMPLIANCE WITH LAW. The STOCKHOLDER covenants, warrants and represents that none of the shares of PC Stock issued to the STOCKHOLDER will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC and this Agreement. All the PC Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY PC, AN OPINION OF COUNSEL TO PC STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.





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         16.2 ECONOMIC RISK; SOPHISTICATION.  The STOCKHOLDER represents and warrants that he is able to bear the economic risk of an investment in the PC Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the PC Stock. The STOCKHOLDER represents and warrants that he has had an adequate opportunity to ask questions and receive answers from the officers of PC concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of PC, the plans for the operations of the business of PC, the business, operations and financial condition of the Other Founding Companies, and any plans for additional acquisitions and the like. The STOCKHOLDER has asked any and all questions of the nature described in the preceding sentence, and all questions have been answered to his satisfaction.

17.      REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Funding and Consummation Date, whenever PC proposes to register any PC Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by PC, (ii) registrations relating to employee benefit plans and (iii) registrations relating to rights offerings made to the stockholders of PC, PC shall give the STOCKHOLDER prompt written notice of its intent to do so. Upon the written request of the STOCKHOLDER given within 30 days after receipt of such notice, PC shall cause to be included in such registration all of the PC Stock which the STOCKHOLDER requests, provided that PC shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares would, in the opinion of tax counsel to PC or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free reorganization. In addition, if PC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than PC is greater than the number of such shares which can be offered without





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adversely affecting the offering, PC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by PC after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than PC, the STOCKHOLDER and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDER and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2(A) DEMAND REGISTRATION RIGHTS OF THE STOCKHOLDER. At any time after the date two years after the Funding and Consummation Date, the STOCKHOLDER may, with respect to the shares of PC Stock that were issued to the STOCKHOLDER pursuant to this Agreement that have not been previously registered or sold and that are not entitled to be sold under Rule 144(k) (or any successor provision) promulgated under the 1933 Act, request in writing that PC file a registration statement under the 1933 Act covering the registration of shares of PC Stock (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security that is issued by PC as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such PC Stock) then held by the STOCKHOLDER (a "STOCKHOLDER Demand Registration"). Within 45 days after notice from the STOCKHOLDER, PC shall file and use its best efforts to cause to become effective a registration statement covering all such shares. PC shall be obligated to effect only one STOCKHOLDER Demand Registration for the sole benefit of the STOCKHOLDER pursuant to this Section 17.2(A) and will keep such STOCKHOLDER Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereon).

         Notwithstanding the foregoing paragraph, following such a demand, a majority of PC's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 30 day period.





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

         If at the time of the STOCKHOLDER's request for a STOCKHOLDER Demand Registration, PC has plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the PC Stock held by the STOCKHOLDER shall be initiated under this Section 17.2(A) until 90 days after the effective date of such registration unless PC is no longer proceeding diligently to effect such registration; provided that PC shall provide the STOCKHOLDER the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

         17.2(B) DEMAND REGISTRATION RIGHTS OF THE STOCKHOLDER AND THE STOCKHOLDERS OF THE OTHER FOUNDING COMPANIES. At any time after the date two years after the Funding and Consummation Date, the holders of a majority of the shares of PC Stock issued to the stockholders of the Founding Companies pursuant to this Agreement and the Other Agreements that have not been previously registered or sold and that are not entitled to be sold under Rule 144(k) (or any successor provision) promulgated under the 1933 Act may request in writing that PC file a registration statement under the 1933 Act covering the registration of shares of PC Stock issued to such stockholders (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security that is issued by PC as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such PC Stock) then held by such stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, PC shall give written notice of such request to all other of such stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any such stockholder, file and thereafter use its best efforts to cause to become effective a registration statement covering all such shares. PC shall be obligated to effect only one Demand Registration for all stockholders of the Founding Companies and will keep such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereon).

         Notwithstanding the foregoing paragraph, following such a demand a majority of PC's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any





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

such public offering) may defer the filing of the registration statement for a 30 day period.

         If at the time of any request by the stockholders of the Founding Companies for a Demand Registration PC has plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the PC Stock held by the stockholders of the Founding Companies shall be initiated under this Section 17.2(B) until 90 days after the effective date of such registration unless PC is no longer proceeding diligently to effect such registration; provided that PC shall provide the stockholders of the Founding Companies the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

         In addition, if the stockholders offering shares are advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.2(B) that the number of shares to be sold by such stockholders is greater than the number of such shares which can be offered without adversely affecting the offering, the stockholders offering shares may reduce pro rata the number of shares offered for the account of each stockholder (based upon the number of shares proposed to be sold by each such stockholder) to a number deemed satisfactory by such managing underwriter.

         17.3 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by PC. In connection with registrations under Sections 17.1 and 17.2, PC shall (i) use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, a registration statement with respect to the PC Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all PC Stock which they requested to be registered); (ii) use its best efforts to register and qualify the PC Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the PC Stock; and (iii) take such other actions as are





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reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, PC and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of PC's size and investment stature, including indemnification.

         17.5 AVAILABILITY OF RULE 144. PC shall not be obligated to register shares of PC Stock held by any STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER for such shares.

18.      GENERAL

         18.1 COOPERATION. The COMPANY, the STOCKHOLDER, PC and NEWCO shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with PC on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

         18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PC, and the heirs and legal representatives of the STOCKHOLDER.

         18.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire





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agreement and understanding among the STOCKHOLDER, the COMPANY, NEWCO and PC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDER, the COMPANY, NEWCO and PC, acting through their respective officers or trustees, duly authorized by their respective boards of directors.

         18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         18.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, PC will pay the fees, expenses and disbursements of PC and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by PC under this Agreement, including (subject to the next sentence) the fees and expenses of Coopers & Lybrand LLP, Morgan, Lewis & Bockius LLP and the costs of preparing the Registration Statement. The COMPANY shall pay prior to the Funding and Consummation Date and be fully responsible for the fees and expenses of Coopers & Lybrand LLP in connection with its audit and preparation of the historical financial statements of the COMPANY to be included in the Registration Statement, which fees and expenses shall constitute a vendor debt of the COMPANY. The COMPANY also shall pay prior to the Funding and Consummation Date and be fully responsible for all professional fees and expenses, including but not limited to legal fees and expenses, incurred by the COMPANY and the STOCKHOLDER in connection with the transactions contemplated herein, whether or not such transactions are actually consummated. The STOCKHOLDER further shall pay all sales, use,





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transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. The STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, the STOCKHOLDER acknowledges that he, and not the COMPANY or PC, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all Tax risks and liabilities of the STOCKHOLDER in connection with the transactions contemplated hereby.

         18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

              (a)    If to PC, or NEWCO, addressed to them at:
                     Medical Manager Corporation
                     3001 North Rocky Point Drive, Suite 100
                     Tampa, Florida 33607
                     Attn:  John Kang, Chief Executive Officer

         with copies to:

              Morgan, Lewis & Bockius LLP
              101 Park Avenue
              New York, NY 10178
              Attn:  Christopher T. Jensen, Esq.

              (b) If to the STOCKHOLDER, addressed to him at his addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to the STOCKHOLDER on such Annex IV;

              (c)    If to the COMPANY, addressed to it at:
                     Personalized Programming, Inc.
                     15151 N.W. 99th Street
                     Alachua, Florida 32815





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

                     Attn:  Michael A. Singer

                     and marked "Personal and Confidential"

         with copies to:

                     Personalized Programming, Inc.
                     15151 N.W. 99th Street
                     Alachua, Florida 32815
                     Attn:  Frederick B. Karl, Jr.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

         18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise provided herein, the representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

         18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.





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


         18.11 TIME. Time is of the essence with respect to this Agreement.

         18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of PC, NEWCO, the COMPANY and the STOCKHOLDER. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving PC Stock in connection with the Merger and each future holder of such PC Stock.





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

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             MEDICAL MANAGER CORPORATION



                                             By /s/ John H. Kang
                                                ---------------------------
                                             Name:  John H. Kang
                                             Title: Chief Executive Officer


                                             PPI ACQUISITION I CORP.


                                             By /s/ Wayne Burks
                                                ---------------------------
                                             Name:  Wayne Burks
                                             Title: President


                                             PERSONALIZED PROGRAMING, INC.


                                             By /s/ Michael A. Singer
                                                ---------------------------
                                             Name:  Michael A. Singer
                                             Title: President



                                             STOCKHOLDER:


                                             By /s/ Michael A. Singer
                                                ---------------------------






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